UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2014, Chemical Financial Corporation ("Chemical"), WNJ Acquisition Corporation No. 1, a wholly-owned subsidiary of Chemical ("Merger Sub"), and Northwestern Bancorp, Inc. ("Northwestern") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a business combination of Chemical and Northwestern. The Merger Agreement has been unanimously approved by the boards of directors of Chemical and Northwestern.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Northwestern, with Northwestern as the surviving corporation and as a wholly-owned subsidiary of Chemical (the "Merger"). Following completion of the Merger, Chemical intends to merge Northwestern with and into Chemical, with Chemical as the surviving corporation. In addition, Chemical intends to consolidate Northwestern Bank, Northwestern's wholly-owned subsidiary bank, with and into Chemical Bank, Chemical's wholly-owned subsidiary bank, with Chemical Bank as the surviving institution.

Subject to the terms and conditions of the Merger Agreement, Chemical will pay aggregate Merger consideration of $120 million cash for all of the shares of Northwestern common stock and Northwestern stock options issued and outstanding immediately before the effective time of the Merger. The Merger consideration is subject to adjustment in certain limited circumstances, as set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.

The Merger Agreement contains customary covenants of Northwestern and Chemical including, among others, that Northwestern and Chemical conduct their respective businesses in the ordinary course during the period between the date of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and, in the case of Northwestern, that it not engage in certain kinds of transactions during such period without the prior written consent of Chemical, which may not be unreasonably withheld. Subject to certain terms and conditions, the board of directors of Northwestern must recommend approval of the Merger Agreement by Northwestern's shareholders and must solicit proxies voting in favor of approval of the Merger Agreement from Northwestern's shareholders.

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Completion of the Merger is subject to certain closing conditions. These include, among others, (i) in the case of both parties, receipt of the requisite approval of Northwestern's shareholders, receipt of required regulatory approvals, the absence of any law or order prohibiting completion of the Merger and the absence of a material adverse effect (as defined in the Merger Agreement), and (ii) in the case of Chemical, the consolidated shareholders' equity of Northwestern must be at least $60 million (subject to adjustment as provided in the Merger Agreement) as of the final statement date (as defined in the Merger Agreement) and Northwestern must have divested of or dissolved its interest in certain entities (as set forth in the Merger Agreement).

The Merger Agreement provides certain termination rights for both Chemical and Northwestern and further provides that, upon termination of the Merger Agreement under certain circumstances, Northwestern will be obligated to pay Chemical a termination fee of $4.8 million.

The disclosure under this Item 1.01 is qualified in its entirety by reference to the Merger Agreement, which is filed with this report as Exhibit 2.1 and is here incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On March 11, 2014, Chemical issued a press release announcing the execution of the Merger Agreement. A copy of this press release is furnished with this report as Exhibit 99.1 and is here incorporated by reference.

Chemical will host a conference call to discuss the Merger on Tuesday, March 11, 2014 at 11 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-866-293-8970 and entering 6096892 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.

The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		2.1	Agreement and Plan of Merger, dated March 10, 2014. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

		99.1	Press Release, dated March 11, 2014. This Exhibit is furnished to, and not filed with, the Commission.

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Forward-Looking Statements

This report and the press release contain forward-looking statements regarding Chemical Financial Corporation’s ("Chemical") outlook or expectations with respect to the planned strategic partnership with Northwestern Bancorp, Inc. ("Northwestern"), including the expected costs to be incurred and cost savings to be realized in connection with the transaction, the expected impact of the transaction on Chemical's future financial performance (including anticipated accretion to earnings per share, tangible book value earn-back period and internal rate of return), the assumed purchase accounting adjustments and intangibles and other key transaction assumptions, and consequences of Northwestern's integration into Chemical. Words such as "anticipated," "estimated," "expected," "projected," "assumed," "approximately," "continued," "should," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. Pro forma financial information is not a projection or prediction of future results and is presented for informational purposes only.

Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating both to the transaction and the integration of Northwestern into Chemical after closing include, without limitation:

•	Completion of the transaction is dependent on, among other things, receipt of regulatory and Northwestern shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The impact of the completion of the transaction on Chemical's financial statements will be affected by the timing of the transaction, including in particular the ability to complete the acquisition in the third quarter of 2014.

•	The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•	The integration of Northwestern's business and operations into Chemical, which will include conversion of Northwestern's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Northwestern's or Chemical's existing businesses.

•	Chemical’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses from Northwestern's loan portfolio than expected and deposit attrition may be greater than expected.

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In addition, risk factors include but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2013. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 11, 2014	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated March 10, 2014. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

99.1	Press Release, dated March 11, 2014. This Exhibit is furnished to, and not filed with, the Commission.